Exhibit 10.1

FOR IMMEDIATE RELEASE

Rockdale Acquires Oil Service Company to Increase Revenue Stream

Houston, Texas, February 8, 2016 (Marketwire) -- Rockdale Resources Corporation (OTCPK: BBLS), (the "Rockdale" or the “Company”) is pleased to announce the signing of a Share Exchange Agreement with Askarii Resources, LLC (“Askarii”), a Houston based Service Company. Rockdale will acquire 100% of the outstanding common stock of Askarii, in exchange for one million shares of the Company’s restricted common stock. This transaction has an aggregate value of $50,000 at current market values.

By acquiring Askarii, the Company plans to diversify its business model, in order to remain competitive. The oilfield service business will allow greater access to the supply chain, allowing for enhanced cost controls, as well as the ability to generate additional revenue by offering other Operators logistic services and leasing out surplus heavy equipment.

Zel C. Khan, Chief Executive Officer, comments, “With the establishment of a service company in the Rockdale family, we can dramatically improve our cost controls at the field level, bringing value to our shareholders. Our goal is to develop Rockdale into a self-sufficient operator that is profitable during low oil prices and can take advantage of the windfall in the oil industry. By investing in technology and creating our own service environment that benefits from falling equipment prices, we can maintain low operating costs no matter what the price of oil may be. Our skills allow us to operate complex oil fields and/or fields with environmental / compliance issues. Having our own service & supply division will greatly increase our efficiency, lower costs and generate cashflow from idle assets and project work.”

About Askarii Resources, LLC

Askarii Resources, LLC, is a private Oil and Gas Service Company that was established in the wake of Hurricane Ike in 2008. Though dormant over the last few years, the company has significant history with major oil companies, providing services to both onshore and offshore oil and gas producers. It has developed a reputation of providing quality work amongst the various regulatory agencies in the Southwest United States with the primary focus on oil field remediation and compliance, both onshore and offshore.

About Rockdale Resources Corporation

Rockdale Resources Corporation is a domestic oil exploration and production company.  The Company focuses on redeveloping existing oil fields in established oil producing regions. The Company uses state of the art technology to maximize production and to identify areas with the greatest potential. Currently producing in well-established, oil rich regions in Texas, Oklahoma and New Mexico. The Company's corporate offices are located in Houston, Texas.

Forward-looking Statements

Certain information in this press release constitutes forward-looking statements within the meaning of applicable securities laws, including, but not limited to, statements regarding well production, use of proceeds, future drilling, operating expenses, and additional funding.  Any statement that does not contain a historical fact may be deemed to be a forward-looking statement.   In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms, or other comparable terminology, although not all forward-looking statements contain such identifying words.

Forward-looking statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the Company’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  Such assumptions, risks, and uncertainties include, among others, those associated with exploration activities, oil and gas production, marketing and transportation, costs of operations, loss of markets, volatility of oil and gas prices, imprecision of reserve and future production estimates, environmental risks, competition, inability to access sufficient capital from internal and external sources, general economic conditions, litigation, and changes in regulation and legislation.  Readers are cautioned that the foregoing list is not exhaustive.

Additional information on these and other factors that could affect Rockdale’s operations or financial results is available by contacting Rockdale.  Furthermore, the forward-looking statements contained in this press release are made as of the date of this press release, and Rockdale does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by applicable law.

Contact: Leo Womack, Rockdale Resources Corporation, 512-537-2257.

info@rockdaleresources.com

SOURCE Rockdale Resources Corporation

Web Site: http://www.rockdaleresources.com